UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2014

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)
(913) 367-1480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective following the 2014 Annual Meeting of the Stockholders (the “Annual Meeting”) of MGP Ingredients, Inc. (the “Company”) on May 22, 2014, the Company’s stockholders voted in favor of the Amendment to the Articles of Incorporation declassifying the Company’s Board of Directors so that all directors will be elected annually commencing with the Annual Meeting. The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Articles of Incorporation of MGP Ingredients, Inc., a copy of which was filed as Exhibit A to the proxy statement on April 21, 2014, with the Securities and Exchange Commission.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on May 22, 2014, in Atchison, Kansas. At the Annual Meeting, the holders of 15,987,823 shares of the Company’s Common Stock were represented in person or by proxy and 316 shares of the Company’s Preferred Stock were represented in person or by proxy, constituting a quorum. The following matters were submitted to a vote of stockholders and the results of the vote were as follows:

1. Amendment of the Company’s Articles of Incorporation to declassify the Company’s Board of Directors so that all directors will be elected annually commencing with the Annual Meeting of Stockholders on May 22, 2014. The results of the vote were as follows:

	For	Against	Abstentions	Broker Non-votes
Common shares	12,400,928	41,463	69,146	3,476,286
Preferred Shares	316	0	0	--

2. Election of Directors. John Bridendall, Terrence Dunn, Anthony Foglio, Daryl Schaller, Cloud Cray, Jr., George Page, Jr., Karen Seaberg, and M. Jeannine Stranjord were elected to each serve a one-year term expiring in 2015 and until their successors are duly elected and qualified, based upon the following votes:
(i) Group A director by the holders of Common Stock:

Director	For	Withheld	Broker Non-votes
John P. Bridendall	12,323,040	187,647	3,477,136
Terrence Dunn	12,416,590	94,097	3,477,136
Anthony Foglio	12,404,597	106,090	3,477,136
Daryl R. Schaller, Ph.D	12,302,287	208,400	3,477,136

(ii) Group B director by the holders of Preferred Stock:

Director	For	Withheld
Cloud L. Cray, Jr.	316	0
George Page, Jr.	316	0
Karen Seaberg	316	0
M. Jeannine Strandjord	316	0

3. Election of Directors.  Proposal 3 was for the election of four (4) directors in the event that proposal 1 (to declassify the Board) was not approved at the Annual Meeting.  The stockholders did approve proposal 1, and as a result, by its own terms, proposal 3 was not submitted to the stockholders for consideration at the Annual Meeting.

4. Approval and adoption of the MGP Ingredients, Inc. 2014 Equity Incentive Plan. The results of the vote were as follows:

	For	Against	Abstentions	Broker Non-votes
Common shares	11,941,521	450,677	118,489	3,477,136
Preferred shares	316	0	0	--

5. Approval and adoption of the MGP Ingredients, Inc. 2014 Non-employee Director Equity Incentive Plan. The results of the vote were as follows:

	For	Against	Abstentions	Broker Non-votes
Common shares	12,061,791	323,930	124,966	3,477,136
Preferred shares	316	0	0	--

6. Approval and adoption of the MGP Ingredients, Inc. Employee Stock Purchase Plan. The vote results were as follows:

	For	Against	Abstentions	Broker Non-votes
Common shares	12,363,711	90,372	56,604	3,477,136
Preferred shares	316	0	0	--

7. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The vote results were as follows:

	For	Against	Abstentions	Broker Non-votes
Common shares	15,915,739	39,552	31,682	0
Preferred shares	316	0	0	--

8. Advisory vote on the compensation of the Company’s named executive officers. The vote results were as follows:

	For	Against	Abstentions	Broker Non-votes
Common shares	12,248,456	119,442	142,789	3,477,136
Preferred shares	316	0	0	--

9. Proposal to postpone or adjourn the 2014 Annual Meeting of Stockholders for the purpose of soliciting additional proxies. The vote results were as follows:

	For	Against	Abstentions	Broker Non-votes
Common shares	14,594,172	1,160,881	231,920	0
Preferred shares	316	0	0	--

Item 7.01. Regulation FD Disclosure.
Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued by the Company on May 22, 2014 announcing the final results of the Annual Meeting referred to in Item 5.07 above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release announcing the final results of the 2014 Annual Meeting of Stockholders of MGP Ingredients, Inc. dated May 22, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: May 23, 2014                By: /s/ Don Tracy
Don Tracy, co-Chief Executive Officer

By: /s/ Randy Schrick
Randy Schrick, co-Chief Executive Officer